Exhibit 5.1

February 28, 2025

Canopy Growth Corporation

1 Hershey Drive

Smiths Falls, Ontario

K7A 0A8 Canada

Dear Sirs/Mesdames:

Re:	Canopy Growth Corporation (the “Company”) – Public Offering of Common Shares of the Company (the “Common Shares”)

We have acted as counsel to the Company, a corporation incorporated under the federal laws of Canada (the “Company”), in connection with the issue and sale, from time to time, by the Company of such number of Common Shares (the “Placement Shares”) having an aggregate offering price of up to US$200,000,000 (or the equivalent in Canadian dollars determined using the daily exchange rate posted by the Bank of Canada on the date the Placement Shares are sold).

The Company has prepared and filed with the Securities and Exchange Commission (the “SEC”) a registration statement (File No. 333-279949) on Form S-3 on June 5, 2024 (the “Registration Statement”) under the United States Securities Act of 1933, as amended (the “Act”), and that the Registration Statement includes the United States Base Prospectus dated June 5, 2024 (which document is referred to as the “U.S. Base Prospectus”). The U.S. Base Prospectus as supplemented by a prospectus supplement thereto dated the date hereof, filed with the SEC is referred to as the “U.S. Final Prospectus”. We understand that, in addition to a concurrent distribution in Canada, the Placement Shares will be distributed in the United States pursuant to the U.S. Final Prospectus.

This opinion letter is being furnished in accordance with the requirements of Item 601 of Regulation S-K under the Act.

1.	EXAMINATIONS AND INVESTIGATIONS

Documents. We have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of the following:

(a)	a certificate of compliance (the “Certificate of Compliance”) dated February 28, 2025 issued for the Company under the Canada Business Corporations Act (the “CBCA”);

(b)	the articles of the Company, as amended;

(c)	the by-laws of the Company;

(d)	certain resolutions of the Company’s board of directors relating to the Registration Statement, U.S. Final Prospectus and the Placement Shares;

(e)	a certificate, dated the date of this opinion, of an officer of the Company (the “Officer’s Certificate”), including copies of each of the items in paragraphs (b), (c), and (d) above;

(f)	the equity distribution agreement dated February 28, 2025 among the Company and BMO Capital Markets Corp. and BMO Nesbitt Burns Inc. (the “Distribution Agreement”); and

(g)	the Registration Statement and the U.S. Final Prospectus.

Minute Books. Except for the corporate records forming part of the Officer’s Certificate and such other corporate records as we deemed necessary, we have not reviewed the minute books of the Company.

2.	ASSUMPTIONS

(a)	Authenticity. We have assumed: (i) the legal capacity of all individuals signing documents; (ii) the genuineness of all signatures; (iii) the authenticity and completeness of all documents submitted to us as originals; (iv) the conformity to authentic original documents of all documents submitted to us as copies; and (v) the continuing accuracy of the Certificate of Compliance as of the date of this opinion as if issued on that date.

(b)	Enforceability, etc. We have assumed that: (i) each party to the Distribution Agreement, other than the Company: (A) is existing under the laws of its jurisdiction of formation, as applicable; (B) has the requisite power and capacity to carry on business, own properties and assets, and execute, deliver, and perform its obligations under the Distribution Agreement and to carry out the transactions contemplated under the Distribution Agreement; (C) has taken all necessary action to authorize the execution and delivery of, and the performance of its obligations under, the Distribution Agreement; and (D) has duly executed and delivered the Distribution Agreement; (ii) the exercise, by each party other than the Company, of its rights and the performance of its obligations under the Distribution Agreement is not contrary to its constating documents or governing legislation; (iii) the Distribution Agreement constitutes a legal, valid, and binding obligation of each party to it other than the Company, enforceable against that party in accordance with its terms; (iv) the representations and warranties of each party to the Distribution Agreement other than the Company are true and correct and accurate in all respects; and (v) to the extent that the Distribution Agreement is to be performed in any jurisdiction other than the Provinces (as defined below), such performance will not be illegal under the laws of that jurisdiction.

(c)	Public records. We have assumed the completeness, accuracy, and currency of: (i) the indices and filing systems maintained at the public offices where we searched or made inquiries; (ii) all documents supplied or otherwise conveyed to us by public officials; and all facts set out in those documents and in official public records.

(d)	Trading restrictions. We have assumed that, at the time of any distribution of or trade in securities of the Company referred to in this opinion, no order, ruling, or decision granted by a securities commission, court of competent jurisdiction, or regulatory or administrative body having jurisdiction is in effect that would: (i) restrict any distribution of or trade in those securities; or (ii) affect any person or company who engaged in any such distribution or trade (including, without limitation, any cease trade orders).

3.	RELIANCE

(a)	Matters of fact in the Officer’s Certificate. We have relied solely upon the Officer’s Certificate as to the matters of fact set out in such certificate, without independently verifying those facts.

(b)	Company Status. In expressing the opinion in section 5(a), we have relied and our opinion is based solely upon the Certificate of Compliance and the Officer’s Certificate.

4.	LAWS ADDRESSED

The opinions we express are limited to the laws of the Provinces of Ontario, British Columbia and Alberta (together, the “Provinces”) and the federal laws of Canada applicable in the Provinces. For the purposes of this opinion, the term “Securities Laws” means the Securities Act (Ontario), together with the regulations and rules made under that act, the Securities Act (British Columbia), together with the regulations, rules and forms made under that act and the blanket rulings and orders issued by the British Columbia Securities Commission and the Securities Act (Alberta), together with the regulations and rules under that act and the blanket rulings and orders issued by the Alberta Securities Commission.

We are solicitors qualified to carry on the practice of law in the Provinces only, and we express no opinion as to any laws, or matters governed by any laws, other than the laws of the Provinces and the federal laws of Canada applicable therein. The opinions herein are limited to the laws of the Provinces and the federal laws of Canada applicable therein in effect as of the date hereof and we assume no obligation to update these opinions to take into account any changes in such laws after the date hereof.

5.	OPINIONS

Based upon and subject to the foregoing and subject to the qualifications expressed below, we are of the opinion that:

(a)	The Company is a corporation existing under the CBCA.

(b)	The Placement Shares have been duly authorized by the Company, and all necessary corporate action has been taken for the issuance and delivery of the Placement Shares against payment therefor as contemplated in the Distribution Agreement. When delivered against payment of the purchase price therefor in accordance with the Distribution Agreement, such Placement Shares will be validly issued, fully paid and non-assessable.

6.	USE OF OPINION

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Company’s Current Report on Form 8-K to be filed with the Commission on or about the date hereof, which will be incorporated by reference in the Registration Statement, and to the reference to our firm under the heading “Legal Matters” in the U.S. Final Prospectus, which is a part of the Registration Statement. In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Commission thereunder.

Yours truly,

/s/ CASSELS BROCK & BLACKWELL LLP